                                                                   EXHIBIT 10.13

                             EMPLOYMENT AGREEMENT
                             --------------------
                              (R. Bruce Andrews)

     This EMPLOYMENT AGREEMENT is entered into by and between Nationwide Health Properties, Inc., a Maryland corporation (the "Company") and R. Bruce Andrews (the "Executive") as of February 25, 1998.

     The Board of Directors of the Company (the "Board") has determined that it is in the best interests of the Company and its shareholders to enter into this Employment Agreement with Executive to assure that the Company will have the continued service and dedication of Executive. This Employment Agreement contains the entire agreement between the parties with respect to the matters specified herein, and supersedes any prior oral and written employment agreements, understandings and commitments between the Company and Executive, and any severance or employment security policy of the Company which may cover Executive.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     I.   Definitions.
          -----------

     (1) "Cause" shall mean (a) the willful and continued failure of Executive to perform substantially his duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness) which is not remedied promptly by Executive after a written demand for substantial performance is delivered to Executive by the Board which specifically

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identifies the manner in which the Board believes that Executive has not substantially performed his duties, or (b) the willful engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the part of Executive shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company.

     (2) "Disability" shall mean the absence of Executive from his duties with the Company on a full-time basis for a period of (a) ninety (90) consecutive calendar days or (b) an aggregate of one hundred fifty (l50) or more calendar days in any fiscal year as a result of mental or physical illness which is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to Executive.

     (3) "Effective Date" shall mean the date hereof, which is set forth in the first paragraph of this Agreement.

     (4) "Employment Period" shall mean the period commencing on the Effective Date and ending on the third anniversary of the Effective Date; provided, however, that commencing on the first day of the month next following the Effective Date and on the first day of each month thereafter (the most recent of such dates is hereinafter referred to as the "Renewal Date"), the Employment Period shall be automatically extended so as to terminate on the third anniversary of such Renewal Date (but not later than the date when Executive attains age 65), unless the

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Company or Executive shall give notice to the other that the Employment Period shall not be further extended prior to any such Renewal Date.

II.  Conditions of Employment.
     ------------------------

     (1) Position and Duties.  Executive is currently employed as President and
         -------------------
Chief Executive Officer of the Company. During the Employment Period, (a) Executive's position (including titles), authority, duties and responsibilities shall be at least commensurate with the most significant of those held, exercised and assigned to Executive immediately preceding the Effective Date, and (b) Executive's services shall be performed at the location where Executive was employed immediately preceding the Effective Date or any office or location within 25 miles from such location. During the Employment period, and excluding any periods of vacation and sick leave to which Executive is entitled, Executive agrees to devote reasonable attention and time during normal business hours to the business and affairs of the Company, and, to the extent necessary to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for Executive to serve on corporate, civic or charitable boards or committees so long as such activities do not interfere with the performance of Executive's responsibilities as an employee of the Company in accordance with this Agreement.

     (2)  Compensation
          ------------

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     (a)  Base Salary.  As of the Effective Date, Executive shall receive an
          -----------
annual base salary (the "Annual Base Salary") of $425,000, payable in twice monthly installments (except if deferred by Executive under a Company-sponsored deferral plan). Executive's Annual Base Salary shall be reviewed by the Compensation Committee of the Board (the "Committee") each January during the Employment Period. Any increase in Annual Base Salary approved by the Committee shall not serve to limit or reduce any other obligation to Executive under this Agreement. Executive's Annual Base Salary may not be reduced during the Employment Period except as part of a general, across the board salary reduction which applies in a comparable manner to all other senior executives of the Company. As it applies to Executive, such reduction shall be limited to a maximum of 10% in any calendar year unless Executive agrees to accept a larger reduction.

     (b)  Annual Bonus.     In addition to Annual Base Salary, Executive shall
          ------------
be eligible to receive, for each fiscal year ending during the Employment Period, an annual bonus (the "Annual Bonus"). Such Annual Bonus may range from 0% to 120% (with a target of 60%) of the Annual Base Salary earned by Executive during the fiscal year, with the specific amount determined by the Committee based on its assessment of the Company's and Executive's performance for the fiscal year. In assessing such performance, the Committee shall take into account the growth and income of the Company relative to its annual financial plan, the quality of the Company's assets, Executive's performance in terms of implementing the Company's business strategy, and other considerations deemed by the Committee to be relevant to the current and future success of the Company. Annual Bonus earned by Executive shall be paid to Executive no later than ninety

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(90) days following the end of the fiscal year to which the Annual Bonus applies, unless such Annual Bonus is voluntarily deferred by Executive in accordance with a Company sponsored deferral program.

     (c)  Stock Options.  In addition to Annual Base Salary and Annual Bonus,
          -------------
Executive shall be eligible to receive, for each fiscal year of the Employment Period, a grant of Stock Options (the "Stock Options). Such Stock Options shall
(i) be granted to Executive each January during the Employment Period, (ii) have a ten-year term, (iii) carry an exercise price equal to the market price of the Company's common stock on the date of grant (as such price is defined in the Company's Stock Option Plan), and (iv) be granted in conjunction with the right to earn a cash payment equal to the amount of dividends paid by the Company from the date of grant of the Stock Option to the date the Stock Option is exercised on an equivalent number of common shares to the shares represented by the Stock Option (the "Performance-Based Dividend Equivalents").

     The specific number of shares represented by Stock Options granted annually to Executive, the specific performance objectives associated with earning the Performance-Based Dividend Equivalents for each grant of Stock Options, and any vesting restrictions placed on the exercise of such Stock Options and Performance-Based Dividend Equivalents shall be determined by the Committee.

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

     Notwithstanding the above, the Committee may, in its discretion, replace future grants of Stock Options and Performance-Based Dividend Equivalents for Executive during the Employment Period with another form of long-term incentive compensation of similar value and risk as determined by outside experts acceptable to Executive and the Committee.

          (d)  Benefit Plans.  During the Employment Period, Executive and/or
               -------------
Executive's beneficiaries, as the case may be, shall participate in and shall receive all benefits under Company-sponsored retirement plans, savings plans, deferral plans, medical plans (including dental, vision and drug prescription plans), life insurance plans, disability plans, and accidental death and travel accident insurance plans provided to Executive as of the Effective Date, and any benefit plans or programs that may be introduced by the Company during the Employment Period for other senior executives of the Company which are not already provided to Executive.

          (e)  Fringe Benefits.  During the Employment Period, Executive shall
               ---------------
be entitled to annual paid vacation time of four (4) weeks and a monthly car allowance of $675. In addition, Executive shall be entitled to receive any fringe benefits or perquisites introduced by the Company during the Employment Period for other senior executives of the Company which are not already provided to Executive.

III. Termination of Employment
     -------------------------

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

     (1)  Death or Disability.  Executive's employment with the Company shall
          -------------------
terminate automatically upon Executive's death during the Employment Period. In the event of Executive's Disability during the Employment Period (pursuant to the definition of Disability set forth in Section I(2) of this Agreement), the Company may, at the discretion of the Board, give Executive written notice in accordance with Section IX(2) of this Agreement of its intention to terminate Executive's employment with the Company. In such event, Executive's employment with the Company shall terminate effective on the 30/th/ day after receipt of such notice by Executive (the "Effective Disability Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of his duties.

     (2)  Cause.  The Company may terminate Executive's employment during the
          -----
Employment Period for Cause. The termination of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a notice that Executive is guilty of the conduct described in
Section I(1) specifying the particulars thereof in reasonable detail.

     (3)  Good Reason.  Executive's employment with the Company may be
          -----------
terminated by Executive during the Employment Period for Good Reason. For purposes of this Agreement, "Good Reason" shall mean (a) without the express written consent of Executive, the assignment to Executive of any duties or any other action by the Board which results in a material diminution in Executive's position (including titles), authority, duties or responsibilities from those contemplated in Section II(1) of this Agreement, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Board promptly after receipt of notice thereof given by Executive; (b) any failure by the Company to comply with any of the provisions of Section II(2) of this Agreement, other than an isolated,

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insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive; (c) a requirement by the Board that the primary business location of Executive be relocated more than 25 miles from the location where Executive was employed immediately preceding the Effective Date; (d) any purported termination by the Company of Executive's employment other than as expressly permitted by this Agreement; or (e) any failure by the Company to comply with and satisfy
Section VIII(3) of this Agreement.

     (4)    Notice of Termination.  Any termination of employment of Executive
            ---------------------
during the Employment Period by the Company for Cause, or by Executive for Good Reason, shall be communicated to the other party hereto in accordance with
Section IX(2) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (a) indicates the specific termination provision in this Agreement relied upon, (b) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment with the Company under the provision so indicated, and (c) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall not be more than thirty days after giving of such notice).
The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause

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shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

     (5)  Date of Termination.  "Date of Termination" means (a) if Executive's
          -------------------
employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (b) if Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies Executive of such termination, and (c) if Executive's employment is terminated by reason of death or Disability, the date of death of Executive or the Effective Disability Date, as the case may be.

IV.  Obligations of the Company upon Termination of Executive's Employment
     ---------------------------------------------------------------------

     (1)  Good Reason; Other than for Cause, Death or Disability.
          ------------------------------------------------------

     (a) Prior to Executive's 63rd Birthday.  Except as provided for in Section
         -----------------------------------
VI of this Agreement, if during the Employment Period and prior to the Executive's 63rd birthday, the Company shall terminate Executive's employment other than for Cause or Disability,

or Executive shall terminate his employment with the Company for Good Reason, the Company shall pay to Executive (i) any Annual Base Salary owed to Executive through the Date of Termination to the extent not previously paid, (ii) an amount equal to three (3) times Executive's

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highest Annual Base Salary during any of the last three full fiscal years prior to the Date of Termination, and (iii) an amount equal to three (3) times the average Annual Bonus earned by Executive over the last three full fiscal years prior to the Date of Termination.

     In addition to the payments described in subparagraphs (i), (ii), and (iii) above, the Company also shall (A) arrange to provide to Executive for a period of three years from the Date of Termination, medical (including dental, vision and prescription drug coverage) and life insurance with terms no less favorable, in the aggregate, than the most favorable of those provided to Executive during the year immediately preceding the Date of Termination, (B) immediately vest all previously unvested shares of Restricted Stock and Stock Options held by Executive, (C) provide Executive with any Performance-Based Dividend Equivalents that would have been earned by Executive during the three years following the Date of Termination, and (D) pay any compensation previously deferred by Executive in accordance with the provisions of the plan under which such compensation was deferred.

     Payments pursuant to subparagraph (i) above shall be made within thirty
(30) days following the Date of Termination.  Payments pursuant to subparagraph
(ii) above shall be made in equal monthly installments over the three-year period following the Date of Termination. Payments pursuant to subparagraph
(iii) above shall be made in equal annual installments over the three-year period following the Date of Termination on each anniversary following the Date of Termination. Payments pursuant to subparagraph (C) above shall be made at the time such payments would have been made had Executive remained in the employment of the Company.

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

(b) On or After Executive's 63rd Birthday but Prior to Executive's 64th
    -------------------------------------------------------------------
Birthday.  Except as provided for in Section VI of this Agreement, if during the
---------
Employment Period and on or after Executive's 63rd birthday but prior to the Executive's 64th birthday, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate his employment with the Company for Good Reason, the Company shall pay to Executive (i) any Annual Base Salary owed to Executive through the Date of Termination to the extent not previously paid, (ii) an amount equal to two (2) times Executive's highest Annual Base Salary during any of the last three full fiscal years prior to the Date of Termination, and (iii) an amount equal to two (2) times the average Annual Bonus earned by Executive over the last three full fiscal years prior to the Date of Termination.

     In addition to the payments described in subparagraphs (i), (ii), and (iii) above, the Company also shall (A) arrange to provide to Executive for a period of two years from the Date of Termination, medical (including dental, vision and prescription drug coverage) and life insurance with terms no less favorable, in the aggregate, than the most favorable of those provided to Executive during the year immediately preceding the Date of Termination, (B) immediately vest all previously unvested shares of Restricted Stock and Stock Options held by Executive, (C) provide Executive with any Performance-Based Dividend Equivalents that would have been earned by Executive during the two years following the Date of Termination, and (D)

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pay any compensation previously deferred by Executive in accordance with the provisions of the plan under which such compensation was deferred.

     Payments pursuant to subparagraph (b)(i) above shall be made within thirty
(30) days following the Date of Termination.  Payments pursuant to subparagraph
(b)(ii) above shall be made in equal monthly installments over the two-year period following the Date of Termination. Payments pursuant to subparagraph
(b)(iii) above shall be made in equal annual installments over the two-year period following the Date of Termination on each anniversary following the Date of Termination. Payments pursuant to subparagraph (C) above shall be made at the time such payments would have been made had Executive remained in the employment of the Company.

          (c)  On or after Executive's 64th Birthday but Prior to Executive's
               --------------------------------------------------------------
65th Birthday.  Except as provided for in Section VI of this Agreement, if
--------------
during the Employment Period and on or after Executive's 64th birthday but prior to Executive's 65th birthday, the Company shall terminate Executive's employment other than for Cause or Disability, or Executive shall terminate his employment with the Company for Good Reason, the Company shall pay to Executive (i) any Annual Base Salary owed to Executive through the Date of Termination to the extent not previously paid, (ii) an amount equal to the Executive's highest Annual Base Salary during any of the last three fiscal years prior to the Date of Termination, and (iii) an amount equal to the average Annual Bonus earned by Executive over the last three full fiscal years prior to the Date of Termination.

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

     In addition to the payments described in subparagraphs (i), (ii), and (iii) above, the Company also shall (A) arrange to provide to Executive for a period of one year from the Date of Termination, medical (including dental, vision and prescription drug coverage) and life insurance with terms no less favorable, in the aggregate, than the most favorable of those provided to Executive during the year immediately preceding the Date of Termination, (B) immediately vest all previously unvested shares of Restricted Stock and Stock Options held by Executive, (C) provide Executive with any Performance-Based Dividend Equivalents that would have been earned by Executive during the one year following the Date of Termination, and (D) pay any compensation previously deferred by Executive in accordance with the provisions of the plan under which such compensation was deferred.

     Payments pursuant to subparagraph (c)(i) above shall be made within thirty
(30) days following the Date of Termination.  Payments pursuant to subparagraph
(c)(ii) above shall be made in equal monthly installments over the twelve-month period following the Date of Termination. Payments pursuant to subparagraph
(c)(iii) above shall be made in one installment on the date of the first anniversary of the Date of Termination. Payments pursuant to subparagraph (C) above shall be made at the time such payments would have been made had Executive remained in the employment of the Company.

     If Executive should die while receiving payments pursuant to this Section IV(1)(a), (b), or (c), the remaining payments which would have been made to Executive if he had lived shall be paid to the beneficiary designated in writing by Executive, or if there is no effective written designation, then to his spouse, or if there is neither an effective written designation nor a surviving spouse, then to Executive's estate. Designation of a beneficiary or beneficiaries to

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

receive the balance of any such payments shall be made by written notice to the Company, and Executive may revoke or change any such designation of beneficiary at any time by a later written notice to the Company.

     (2)   Death.  If Executive's employment with the Company is terminated by
           -----
reason of Executive's death during the Employment Period, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and (c) the continuation of any existing rights Executive may have following death under the provisions of any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

     (3)  Disability.  If Executive's employment with the Company is terminated
          ----------
by reason of Executive's Disability during the Employment Period in accordance with Section III(1) of this Agreement, this Agreement shall terminate without further obligations to Executive other than for (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and (c) the continuation of any existing rights Executive may have following Disability under any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

     (4)  Cause; Other than for Good Reason.  If, during the Employment Period,
          ---------------------------------
Executive's employment shall be terminated for Cause or if Executive voluntarily terminates his employment with the Company other than for Good Reason, this Agreement shall terminate without further obligations to Executive other than for (a) payment of any Base Salary previously earned by Executive but as yet unpaid, (b) payment of any Annual Bonus previously awarded to Executive for a fiscal year completed prior to the Date of Termination but as yet unpaid, and
(c) the continuation of any existing rights Executive may have following termination for Cause or voluntary termination other than for Good Reason under any benefit, stock option, deferral or compensation plan provided to Executive by the Company.

V.   Non-Exclusivity of Rights.
     -------------------------

     Nothing in this Agreement shall prevent or limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company. Amounts which are vested or which Executive is otherwise entitled to receive under any plan, policy, practice or program of, or any contract or agreement (other than this Agreement) with the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement. Executive shall no longer be covered by any prior employment agreement, security policy or understanding thereof after the Effective date of this Agreement and shall not be covered by any severance policy, practice or program of the Company.

VI.  Full Settlement; Offsets.
     ------------------------

     Except as provided for in this Section VI, the Company's obligations to make payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, defense or other claim, right or action which the Company may have against Executive or others.

     Executive shall not be obligated to seek other employment or to take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. However, the amount of any payments and benefits provided for in this Agreement shall be reduced by one hundred percent (100%) of any benefits and earned income (within the meaning of section 911 (d)
(2) (A) of the Internal Revenue Code, as amended) which are earned by Executive for services rendered to persons or entities other than the Company during or with respect to the 36-month period after the Date of Termination (24-month period if the Date of Termination falls on or after Executive's 63th birthday and before Executive's 64th birthday, and the 12-month period if the Date of Termination falls after Executive's 64th birthday). In the event Executive becomes eligible for any medical (including dental, vision, and prescription drug) benefits from another employer during or with respect to any period after the Date of Termination, any medical (including dental, vision, and prescription drug) benefits provided for in this Agreement shall be secondary to those provided by the other employer.

     Not less frequently than on each anniversary of the Termination Date (the "Reporting Date"), Executive shall account to the Company with respect to all benefits and earned income earned by Executive which are required hereunder to be offset against payments or benefits received by Executive from the Company under this Agreement. If the Company has paid amounts in excess of those to which Executive is entitled, Executive shall reimburse the Company for such excess within thirty (30) days following the Reporting Date. The requirements imposed by this paragraph shall terminate following the next Reporting Date after the third anniversary of the Date of Termination.

VII.  Confidential Information.
      ------------------------

     Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential business information and knowledge or data relating to the Company and its business which shall have been obtained during Executive's employment by the Company and which shall not be or become public knowledge (other than by acts of Executive or representatives of Executive in violation of this Agreement). After termination of Executive's employment with the Company, Executive shall not, without the prior written consent of the Board, or as may otherwise be required by law or legal process, communicate or divulge any such information, knowledge or data to anyone other than the Company or those designated by it. Upon Executive's violation of the provisions of this
Section VII, the Company shall be relieved of all future obligations to Executive under this Agreement. However, in no event shall an asserted or alleged violation of the provisions of this Section VII constitute a basis for deferring or withholding any amounts otherwise payable to Executive until such asserted or alleged violation is reasonably confirmed by the Board.

VIII.  Successors.
       ----------

       (1) This Agreement is personal to Executive and without the prior written consent of the Board shall not be assignable by Executive otherwise than by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

     (2) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

     (3) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined, and any successor to its business and/or assets as aforesaid, which assumes and agrees to perform this Agreement by operation of law or otherwise.

IX.  Miscellaneous.
     -------------

     (1) This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles or conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (2) All notices and other communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to Executive:
     ---------------
     R. Bruce Andrews, President and Chief Executive Officer
     610 Newport Center Drive Suite 1150
     Newport Beach, CA 92660

     With a copy to:

     R. Bruce Andrews
     (Home Address)

    If to the Company:
    -----------------
    Nationwide Health Properties
    610 Newport Center Drive
    Suite 1150
    Newport Beach, CA 92660
    Attention: Chairman

    With a copy to:

    Mr. Charles D. Miller, Chairman
    150 North Orange Grove Boulevard
    Pasadena, CA 91103

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (3) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (4) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (5) Any failure by Executive or the Company to insist upon strict compliance with any provision hereof or any other provision of this Agreement, or the failure to assert any right Executive or the Company may have hereunder, including, without limitation, the right of Executive to terminate employment with the Company for Good Reason, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

I.   Arbitration.
     -----------

     (1) The parties agree that any disputes, controversies or claims which arise out of or are related to this Agreement, Executive's employment or termination of employment, including, but not limited to, any claim relating to the purported validity, interpretation, enforceability or breach of this Agreement, and/or any other claim or controversy arising out of the relationship between Executive and the Company (or the nature of the relationship) or the continuation or termination of that relationship, including, but not limited to, claims that a termination was for Cause or for Good Reason, claims for breach of covenant, breach of an implied covenant of good faith and fair dealing, wrongful termination, breach of contract, intentional infliction of emotional distress, defamation, breach of right of privacy, interference with advantageous or contractual relations, fraud, conspiracy or other tort or property claims of any kind, which are not settled between the parties, shall be settled by arbitration in accordance with the then-current Rules of Practice and Procedure for Employment Arbitration (the "Rules") of the Judicial Arbitration and Mediation Services, Inc. ("JAMS").

     (2) The arbitration shall be before a single arbitrator selected in accordance with the JAMS Rules or otherwise by mutual agreement of the parties. The Arbitration shall take place in Orange County, California, unless the parties mutually agree to hold the arbitration at another location. Depositions and other discovery shall be allowed in accordance with the JAMS Rules. The arbitrator shall apply the substantive law (and the law of remedies, if applicable) of the State of California or Federal law, or both, as applicable to the claim(s) asserted.

     (3) In consideration of the parties' agreement to submit to arbitration all disputes with regard to this Agreement and/or with regard to any alleged contract, or any other claim arising out of their conduct, the relationship existing hereunder or the continuation or termination of that relationship, and in further consideration of the anticipated expedition and the minimizing of expense of this arbitration remedy, the arbitration provisions of this Agreement shall provide the exclusive remedy, and each party expressly waives any right he or it may have to seek redress in another forum. The arbitrator, and not any Federal, state, or local court or agency shall have exclusive authority to resolve any dispute relating to the interpretation, applicability,

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

enforceability or formation of this Agreement, including but not limited to, any claim that all or any part of this Agreement is void or voidable. The arbitration shall be final and binding upon the parties.

     (4) Either party may bring an action in any court of competent jurisdiction to compel arbitration under this Agreement and to enforce an arbitration award. Except as otherwise provided for in this Agreement, both the Company and Executive agree that neither of them shall initiate or prosecute any lawsuit or administrative action in any way related to any claim covered by this Agreement.

     (5) Any claim which either party has against the other party that could be submitted for resoluton pursuant to this Section IX must be presented in writing by the claiming party to the other party within one year of the date the claiming party knew or should have known of the facts giving rise to the claim, except that claims arising out of or related to the termination of Executive's employment must be presented by Executive within one year of the Date of Termination. Unless the party against whom any claim is asserted waives the time limits set forth above, any claim not brought within the time periods specified herein shall be waived and forever barred, even if there is a Federal or state statute of limitations which would have given more time to pursue the claim.

     (6) The Company shall advance the costs and expenses of the arbitrator. In any arbitration to enforce any of the provisions or rights under this Agreement, the unsuccessful party

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

in such arbitration, as determined by the arbitrator, shall pay to the successful party all costs, expenses and reasonable attorneys' fees incurred therein by such party (including without limitation such costs, expenses and fees on any appeals), and if such successful party shall recover an award in any such arbitration proceeding, such costs, expenses and attorneys' fees shall be included as part of such award. Notwithstanding the foregoing provision, in no event shall the successful party be entitled to recover an amount from the unsuccessful party for costs, expenses and attorneys' fees that exceeds the unsuccessful party's costs, expenses and attorneys' fees incurred in connection with the action or proceeding.

     (7) Any decision and award or order of the arbitrator shall be final and binding upon the parties hereto and judgment thereon may be entered in the Superior Court of the State of California or any other court having jurisdiction.

     (8) Each of the above terms and conditions shall have separate validity, and the invalidity of any part thereof shall not affect the remaining parts.

     (9) Any decision and award or order of the arbitrator shall be final and binding between the parties as to all claims which were or could have been raised in connection with the dispute to the full extent permitted by law. In all other cases the parties agree that the decision of the arbitrator shall be a condition precedent to the institution or maintenance of any legal, equitable, administrative, or other formal proceeding by Executive or the Company in connection with the dispute, and that the decision and opinion of the arbitrator may be presented in any other forum on the merits of the dispute.

     IN WITNESS WHEREOF, Executive has hereunto set Executive's hand, and pursuant to the authorization from the Board, the Company has caused this Agreement to be executed in its name on its behalf, all as of the day and year first above written.

                              Nationwide Health Properties


                              By  _______________________________

                              Title  ____________________________


                              Executive

                              ___________________________________
                              Title

                              Executive


                              R. Bruce Andrews

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